Exhibit 10.9.2

AMENDMENT #2

TO

LEASE

That certain Lease with a Commencement Date of February 1, 2018 between YESCO Properties; LLC, a Utah Limited Liability Company (“Landlord”) and Co-Diagnostics, Inc., a Utah Corporation (“Tenant”) (the “Lease”) as amended by that First Lease Addendum dated June 5, 2018, and Amendment to Lease #1 dated March 26, 2020 (Amendment #1) is by this Amendment #2 to the Lease (this “Amendment”) modified. This Amendment is dated May 26; 2020. Capitalized terms not defined in this Addendum shall have the meaning as set forth in the Lease. Notwithstanding any provision of the Lease to the contrary, the following provisions control:

Additional Space: Commencing on June 1, 2020 and until August 31, 2020, Tenant agrees to rent additional space as described on Exhibit A. Rent will increase $1860.37 a month.

Basic Monthly Rent included in Amendment #1 and this Amendment:

Period			Rentable Square Feet	Basic Monthly Rent	Less: Monthly Settlement Discount	Monthly Amount Due
March l, 2020	Through	March 31, 2020	10,213	$19,689.92	($1,822.92)	$17,867.00
April 1, 2020	Through	February 28, 2021	13,687	$24,900.92	($1,822.92)	$23,078.00
June 1, 2020	Through	August 31, 2020	14,658	$26,761.29	($1,822.92)	$24,938.37
September 1, 2020	Through	February 28, 2021	13,687	$24,900.92	($1,822.92)	$23,078.00
March l, 2021	Through	February 28, 2022	13,687	$25,647.95	($1,822.92)	$23,825.03
March I, 2022	Through	February 28, 2023	13,687	$26,417.39	($1,822.92)	$24,594.47
March 1, 2023	Through	February 29, 2024	13,687	$27,209.91	($1,822.92)	$25,386.99

Except as modified by this Amendment, the Lease and Amendment #1 remain in full force and effect.

Co-Diagnostics, Inc., a Utah Corporation	YESCO Properties, LLC

By:	By:

Title:	Title:

Date Signed:	Date Signed: